Exhibit 10.20
AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT
This Amendment, dated January 30, 2008 (the “Amendment”), to the Executive Severance Agreement, dated __________________ (the “Agreement”), by and between Informatica Corporation (the “Company”) and __________________ (“Executive”). Terms not otherwise defined herein shall have the meaning described to them in the Agreement.
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
The word “and” immediately preceding clause (iii) of Section 3(a) is hereby deleted and the following clause (iv) shall be inserted as the final clause of Section 3(a) of the Agreement as follows:
“and, (iv) a lump sum payment equal to Executive’s annual on-target bonus, commissions or variable earnings, assuming Company performance at 100% of target for Company bonus or commissions determination.”
The Agreement, as amended by this Amendment, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.
This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, in the case of the Company by a duly authorized officer, as of the date first written below.
COMPANY:
INFORMATICA CORPORATION

By:		Date: January __, 2008
Sohaib Abbasi
Chairman & CEO

EXECUTIVE:
Date: January __, 2008